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                                                                    Exhibit 10.3

             AMENDED AND RESTATED 1995 INCENTIVE STOCK OPTION PLAN
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                    (as amended through December 31, 1997)


  1.  Purpose.  The purpose of the amended and restated 1995 incentive stock
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option plan (the "Plan") is to provide additional incentive to key employees of
Inforte Corp., an Illinois corporation (formerly known as InfoEdge, Inc.) (the "Company"), to continue and increase their efforts to improve operating results and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The board of directors of the Company (the "Board") believes the Plan will promote increased incentive in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

  2.  Effective Date.  The Plan, as approved by the shareholders of the Company,
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became effective as of September 1, 1995 and was amended and restated effective as of December 31, 1997.

  3.  Shares Subject to Plan.  The stock to be subject to options under the Plan
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shall be shares of the Company's common stock, no par value ("Stock"), either authorized and unissued or treasury shares. The maximum number of shares of Stock which may be issued pursuant to the exercise of options granted under the Plan ("Options") is Four Million Nine Hundred Thousand (4,900,000), subject to the adjustments provided in paragraph 16 below.

  Four Million Nine Hundred Thousand (4,900,000) shares of authorized but unissued Stock will be reserved for issue upon exercise of Options, subject to the adjustments provided in paragraph 16 below; provided, however, that the number of shares of such authorized but unissued Stock so reserved may from time to time be reduced to the extent that a corresponding amount of issued and outstanding Stock has been purchased by the Company and set aside for issue upon the exercise of Options.

  If any Options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

  4.  Administration.  The Plan shall be administered by the Board.  Subject to
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the express provisions of the Plan, the Board shall have complete authority, in its discretion, to determine those key employees ("Participants") to whom Options shall be granted. In making such determinations, the Board may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company, and such other factors as the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be

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authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this paragraph shall be conclusive.

  5.  Eligibility.  An Option may be granted only to an officer or other key
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employee of the Company and of its present and future subsidiaries.  A
"subsidiary" shall be deemed to be any corporation in which the Company owns fifty percent (50%) or more of the outstanding capital stock entitled to vote for the election of directors.

  6.  Option Price.  The Option price per share will be determined by the Board
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at the time the Option is granted, but shall not be less than one hundred percent (100%) of the fair market value, as determined by the Board, of a share of Stock on the date of grant.

  7.  Option Period.  The term of each Option will be for such period not
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exceeding ten (10) years (five (5) years in the case of a 10 percent owner (as defined below)) from the date of grant as the Board shall determine. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify. Each Option shall be subject to earlier termination as described under paragraph 12, below.

  8.  Exercise of Option.  Each Option may be exercised at such times and
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subject to such terms and conditions as the Board may specify in the applicable
Option or thereafter and the restrictions in paragraph 12, below.

  9.  Ten-Percent Owners.  Anything in this Plan to the contrary
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notwithstanding, the following terms and conditions shall apply to Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean a Participant who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary thereof. With respect to a 10-percent owner, the price at which shares of Stock may be purchased under an Option granted pursuant to this Plan shall be not less than 100 percent of the fair market value thereof, with said fair market value being determined in the manner described at paragraph 6, above.

  10. Limits on Incentive Stock Options.  The aggregate fair market value, as
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determined by the Board, of the Stock with respect to which Incentive Stock
Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and its subsidiaries shall not exceed One Hundred Thousand Dollars ($100,000), and any grant of an Incentive Stock Option that is in excess of such limit shall be treated as a Non-Qualified Option. For purposes of this paragraph, the fair market value of the Stock subject to an Incentive Stock Option shall be determined as of the date the Incentive Stock Option is granted.

  11. Payment for Option.  Within five (5) business days following the date of
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exercise, the Participant shall make full payment of the Option price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired shares of Stock (valued at their fair

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market value, as determined by the Board, as of the date of exercise); or (iii)
with the consent of the Board, any combination of (i) or (ii).

  Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire Option price for the shares so purchased, certificates for such shares shall be delivered to the Participant.

  12.  Termination of Employment.  No Option may be exercised more than (a)
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thirty (30) days after a Participant terminates his employment with the Company for any reason other than death or disability as determined by the Board and (b) six (6) months after a Participant terminates his employment with the Company by reason of death or disability as determined by the Board.

  13.  Nontransferability of Options.  Options under the Plan are not
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transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of a Participant only by such Participant.

  14.  Stock Transfer Restrictions.  Shares of Stock purchased under the Plan
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may not be sold or otherwise disposed of except (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended ("Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock purchased under the Plan, the Participant or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a Shareholders Agreement in such form as the Board may from time to time adopt. The Board may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Board determines that such restrictions afford no substantial benefit to the Company.

  15.  Agreements.  Options granted pursuant to the Plan shall be evidenced by
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agreements in such form as the Board shall from time to time adopt
("Agreements"). The Agreements shall constitute binding contracts between the Company and each Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and the Agreement. The terms of the Agreement shall be in accordance with the Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

  16.  Adjustment of Number of Shares.  In the event that a dividend shall be
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declared upon the Stock payable in shares of Stock, the number of shares of
Stock then subject to any Option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation,

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then there shall be substituted for each share of Stock reserved for issuance pursuant to the Plan, but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged. In the event of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof ("Acquisition Consideration"), then, subject to the provisions of the Plan and any limitations set forth in the Agreement, each holder of an Option or portion thereof that is vested and exercisable as of the effective date of any such transactions (the "Acquisition Date") shall have the right thereafter and during the remaining term of the Option to receive, upon exercise thereof, the Acquisition Consideration that the holder would have been entitled to receive for Stock acquired through the exercise of the Option immediately prior to the Acquisition Date. Each holder of an Option or portion thereof that is not vested and exercisable as of the Acquisition Date shall not be entitled to receive upon the exercise thereof the Acquisition Consideration, unless otherwise determined by the Company and the other party or parties to the transaction.

  In the event there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding shares of Stock or of any stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an Option, and of the shares then subject to outstanding Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Option. The Option price in each agreement for each share of Stock or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the Option price in such agreement for each share prior to such substitution or adjustment by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company in any agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option shall be limited accordingly.

  Notwithstanding any other provision of the Plan, the Board may authorize the issuance, continuation or assumption of Options or provide for other equitable adjustments after changes in the Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and applicable.

  17.  Redesignation as Non-Qualified Option.  If an Option at any time fails to
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meet the requirements for Incentive Stock Options under Section 422 of the
Internal Revenue Code of 1986, as amended, such Option shall be treated as a Non-Qualified Option for Federal income tax purposes automatically without further action by the Board, effective as of the first date on which any such requirement was not met. The requirements for Incentive Stock Options under
Section 422 of the Internal Revenue Code of 1986, as amended, include minimum holding period requirements that specify that the stock acquired upon exercise of an Incentive Stock

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Option must be held for at least two years from the date of grant and one year from the date of exercise.

  18.  Withholding.  The Company shall be entitled to withhold the amount of any
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tax attributable to any shares of Stock deliverable under the Plan after giving the person entitled to receive such shares notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Board may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with a disqualifying disposition of Stock received upon the exercise of an Incentive Stock Option, by electing to deliver previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the Participant may not settle such obligations with Stock that is received upon exercise of the Option that gives rise to the withholding requirement and; provided, further, that the amount to be withheld shall not exceed the Participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Board. The Board may establish such procedures as it deems appropriate for the settling of any withholding obligations with shares of Stock.

  19.  Compliance with Legal Requirements.  The Plan, the granting and
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exercising of Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. To the extent required by applicable law, the Company shall provide to Participants, on an annual basis, a copy of the financial statements of the Company.

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